MEMBERS Life Insurance Company
CERTIFICATION OF CORPORATE RECORDS
I, the undersigned, DO HEREBY CERTIFY that I am a duly appointed Assistant Secretary of MEMBERS Life
Insurance Company (“MLIC”) and that as such officer I have access to MLIC’s books and records and that I have authority to make this certification; and
I further certify that via Unanimous Written Consent dated and effective February 15, 2013, the Board of
Directors of MLIC adopted the following resolutions which have not been modified or rescinded and are now in full force and effect:
RESOLVED, that the Board of Directors of MEMBERS Life Insurance Company hereby adopts the following resolutions authorizing the President or his designee to take certain actions with respect to writing modified guaranteed annuity business including the establishment of a separate account to be used in connection with this business; be it further,
RESOLVED, that:
1.the Board of Directors of MEMBERS Life Insurance Company (the “Company”), hereby establishes a separate account, pursuant to Iowa Statute 508A.1, designated “MEMBERS
Market Zone Account” (the “Account”), for the following uses and purposes, and subject to the conditions set forth in this Resolution;
2.the Account is established for the purpose of providing for the issuance by the Company of certain annuity contracts (the “Contracts”) that will be registered with the Securities and
Exchange Commission (“SEC”) (such Contracts may be classified as modified guaranteed annuity contracts or variable annuity contracts in accordance with applicable state laws or regulations) and shall constitute a funding medium to support reserves under the Contracts;
3.premiums and other amounts received by the Company on account of Market Zone annuities shall be allocated to the Account for purposes of providing benefits related to or arising under the Market Zone annuities;
4.the Account shall be a non-unitized separate account but the assets of the Account equal to the reserves and other Contract liabilities with respect to such Account will not be chargeable with liabilities arising out of any other business the Company conducts;
5.the income, if any, and the gains and losses, realized or unrealized, on the Account shall be credited to or charged against the Account without regard to other gains or losses of the
Company;
6.the investment policy of the Company is adopted as the investment policy of the Account and all amounts allocated to the Account, and any accumulations thereon, shall be invested and reinvested in accordance with such investment policy, as may be amended, supplemented or restated from time to time.
7.the President, or his designee, be, and he hereby is, authorized to transfer cash from time to time between the Company’s general account and the Account as deemed necessary or appropriate and consistent with the terms of the Contracts.  Persons who have been authorized previously to transfer cash on behalf of the Company are hereby expressly authorized to transfer cash for purposes of this paragraph;
8.the Board of Directors of the Company reserves the right to change the designation of the
Account to such other designation as it may deem necessary or appropriate;
9.the President, or his designee (with such assistance from the Company’s independent certified public accountants, legal counsel and independent consultants or others as he may require), be, and he hereby is, authorized and directed to take all action necessary to comply with the 1940 Act, the Securities Exchange Act of 1934, the Securities Act of 1933 (the “1933
Act”), and other applicable federal and state laws including: (a) register the Contracts in such amounts, which may be an indefinite amount, as he may from time to time deem appropriate under the 1933 Act; and (b) file any amendments to registration statements, any undertakings, and any applications for exemptions from the securities laws or other applicable laws as shall be deemed necessary or appropriate;
10.the President, or his designee, be, and he hereby is, authorized and empowered to prepare, execute and cause to be filed with the SEC on behalf of the Account and the Company notifications of registration, registration statements registering the Contracts under the 1933
Act, and any and all amendments to the foregoing on behalf of the Account and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the
Company;
11.the Company’s General Counsel is duly appointed as agent for service and is duly authorized to receive communications and notices from the SEC with respect to any filings on behalf of the Company or the Account;
12.the President, or his designee, be, and he hereby is, authorized on behalf of the Account and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Contracts, including any registrations, exemptive applications, filings and qualifications both of the Company, its officers, agents and employees, and of the Contracts, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which he or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as he or legal counsel deem it to be in the best interests of the
Account and the Company;
13.the President, or his designee, be, and he hereby is, authorized in the names and on behalf of the Account and the Company to execute and file irrevocable written consents on the part of the Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with the registration or qualification of the Contracts and to appoint the appropriate state official, or such other person as may be allowed by insurance or securities laws, agent of the Account and of the Company for the purpose of receiving and accepting process;
14.the President, or his designee, be, and he hereby is, authorized to execute an agreement or agreements as deemed necessary and appropriate (i) with CUNA Brokerage Services, Inc.
(“CBSI”) or other qualified entity under which CBSI or such other entity will be appointed principal underwriter and distributor for the Contracts, and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custody services in connection with the establishment and maintenance of the Account and the design, issuance, and administration of the Contracts;
15.the President, or his designee, be, and he hereby is, authorized to execute and deliver these agreements and other documents and do such acts and things as may be necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and be it further
RESOLVED, That the foregoing resolution will remain in full force and effect until otherwise revoked by the Board of Directors of the Company; and
RESOLVED, That if any resolution in any form different from, but generally consistent with the foregoing is required, such other resolution shall be deemed to have been duly approved and adopted hereby; and
RESOLVED, That the Company is authorized to seek additional regulatory authority to underwrite, issue, solicit and sell modified guaranteed annuity products or variable annuity products in the various states where the Company is now licensed to conduct its insurance business; and
RESOLVED, That:
1.the appropriate officers of the Company are hereby authorized on behalf of the Company to develop suitability standards for the guidance of field agents and brokers, as well as Home
Office underwriters, for the purpose of dealing with suitability issues affecting applicants and potential applicants for annuity products;
2.the suitability standards shall take into consideration all pertinent factors of potential applicants and at a minimum, require reasonable inquiry of every applicant for annuity contracts, so that prior to any recommendation by an agent or broker, a reasonable judgment can be made as to the suitability of the product being offered in light of the applicant’s financial situation and needs, as well as the applicant’s insurance and investment objectives and provided further, that lapse ratios and other relevant information shall be monitored on a broader scale from time to time, with a view toward determining whether suitability guidelines are, in fact, being utilized as a general business practice among agents and brokers in the field.
WITNESS MY HAND and the seal of the company this 28th day of August, 2024.
/s/Katherine L. Castro
_________________________________
Katherine L. Castro, Assistant Secretary
MEMBERS Life Insurance Company
[Seal]